AMENDMENT NO. 1
 TO
PLEDGE AGREEMENT

            This is Amendment No. 1, effective as of June 24, 2002 (this “Amendment”), to the Pledge Agreement, dated as of December 17, 2001 (the “Pledge Agreement”), made by XL Investments Ltd., a company organized under the laws of Bermuda (“XL Investments”), XL Re Ltd, a company organized under the laws of Bermuda (“XL Re”), XL Insurance (Bermuda) Ltd, a company organized under the laws of Bermuda (“XL Insurance”), and XL Europe Ltd, a company organized under the laws of Ireland (“XL Europe” and, together with XL Investments, XL Re and XL Insurance, the “Grantors”) in favor of Citibank, N.A. (the “Bank”).

            In consideration of the agreements made in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Grantors and the Bank hereby agree as follows:

1.	Section 1.1(a) of the Pledge Agreement is hereby amended to read in its entirety as follows:

“Designated Accounts” shall mean, collectively, the custodial securities accounts maintained with the Custodian pursuant to terms of the Custody Agreement and set forth on Annex A hereto, as it may be amended from time to time. Custodial securities account(s) maintained by a Grantor with the Custodian may be designated as Designated Accounts pursuant to a Supplemental Document; provided, however, that no custodial securities account may be a Designated Account if any party to the Custody Agreement other than the Grantor maintaining such account has any interest therein or in any securities entitlements or other financial assets credited thereto; and provided, further, that Designated Accounts shall not include any securities account which has been withdrawn from the category of Designated Accounts pursuant to Section 2.3(a)(v) of this Agreement. Annex A shall be amended to reflect each addition or withdrawal of a securities account as a Designated Account.”

2.	Section 2.3(a) of the Pledge Agreement is hereby amended by deleting the first parenthetical thereof and by amending ‘three’ to ‘four’ in the clause 2.3 (a)(v).

3.	Annex A attached hereto is hereby also made Annex A to the Pledge Agreement.

4.	The provisions of Article VI of the Pledge Agreement are incorporated herein and shall apply, mutatis mutandis, to this Amendment.

5.	Except as expressly amended hereby, the Pledge Agreement shall continue in full force and effect.

            IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement.

XL INVESTMENTS LTD

By_/s/ CHRISTOPHER V. GREETHAM
Name:__CHRISTOPHER V. GREETHAM
Title: Executive Vice President and Chief Investment Officer

XL RE LTD

By_/s/ CHRISTOPHER V. GREETHAM
Name:__CHRISTOPHER V. GREETHAM
Title: Executive Vice President and Chief Investment Officer

XL INSURANCE (BERMUDA) LTD

By /s/ CHRISTOPHER A. COELHO
Name:_CHRISTOPHER A. COELHO
Title: Senior Vice President and Chief Financial Officer

XL EUROPE LTD
By /s/ FIONA MULDOON
Name: FIONA MULDOON
Title: Chief Financial Officer & Company Secretary

CITIBANK, N.A.

By /s/ PHIL ARCH
Name: PHIL ARCH
Title: Vice President

Dated as of July 1, 2003